Exhibit 23

                  [LETTERHEAD OF Schwartz Levitsky Feldman LLP]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Form 10-KSB of our report dated February 15, 2005, relating to the financial statements of MILLENNIUM CAPITAL VENTURE HOLDINGS, INC.


   Schwartz Levitsky Feldman LLP
   CERTIFIED PUBLIC ACCOUNTANTS


   Schwartz Levitsky Feldman LLP
   Montreal, Quebec
   February 25, 2005